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                                  EXHIBIT 23.1
                                  ------------

                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------

The Board of Directors
Westamerica Bancorporation

We consent to the incorporation by reference in Registration Statement on Form S-8 of Westamerica Bancorporation and subsidiaries (the Company) of our report dated January 21, 1997, relating to the consolidated balance sheet of Westamerica and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the December 31, 1996 annual report on Form 10-K of Westamerica Bancorporation. On January 31, 1995 and July 17, 1995, the Company acquired PV Financial and North Bay Bancorp, respectively, on a pooling-of-interests basis. We did not audit the financial statements of PV Financial and North Bay Bancorp as of and for the year ended December 31, 1994. Those statements included in the 1994 restated consolidated totals, were audited by other auditors whose reports have been furnished to us, and our opinion, insofar as it relates to the amounts included for PV Financial and North Bay Bancorp, is based solely on the reports of the other auditors.




                                         /s/KPMG PEAT MARWICK LLP

San Francisco, California
May 22, 1997

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